UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2021

American Public Education, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-33810	01-0724376
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. Congress Street Charles Town, West Virginia	25414
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 304-724-3700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	APEI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On May 10, 2021, American Public Education, Inc. (the “Company”) furnished a Current Report on Form 8-K (the “Original 8-K”) that included as Exhibit 99.2 a slide presentation (the “Earnings Presentation”) used for the Company’s reporting of financial results for the quarterly period ended March 31, 2021. This Form 8-K/A amends the Original 8-K solely to correct a chart on slide 6 of the Earnings Presentation to cite the mid-point of the Company’s outlook for American Public University System net course registrations for the second quarter of 2021 and to make a related adjustment to the projected two-year compound annual growth rate. No other change has been made to the Original 8-K and this correction does not change the Company’s guidance.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	99.1*	American Public Education, Inc. press release dated May 10, 2021, reporting financial results for the three months ended March 31, 2021.

	99.2	Corrected American Public Education, Inc. slides for May 10, 2021 conference call and Webcast for the three months ended March 31, 2021.

	99.3*	American Public Education, Inc. fact sheet posted to its website on May 10, 2021.

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Previously furnished as an exhibit to the Original 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Public Education, Inc.

Date:	May 13, 2021	By:	/s/ Richard W. Sunderland, Jr.
Richard W. Sunderland, Jr.,
Executive Vice President and Chief Financial Officer